                                                                    Exhibit 23.5

                      CONSENT OF DANIELSON ASSOCIATES INC.
                      ------------------------------------


We hereby consent to the use of our firm's name in the Form S-4 Registration Statement of Columbia Bancorp relating to the registration of shares of Columbia Bancorp common stock to be issued in connection with the proposed acquisition of Suburban Bancshares. We also consent to the inclusion of our opinion letter as an Appendix to the proxy statement-prospectus included as part of the Form S-4 Registration Statement, and to the references to our opinion included in the proxy statement-prospectus.

                                              DANIELSON ASSOCIATES INC.



                                              By:   /s/ Arnold Danielson
                                                    _____________________
                                                    Arnold Danielson
                                                    Chairman

Date:  November 30, 1999